HOSOKAWA MICRON INTERNATIONAL INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                         Effective as of April 14, 1998



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                               TABLE OF CONTENTS


FOREWORD.....................................................................  i

SECTION ONE    DEFINITIONS...................................................  1

SECTION TWO    PARTICIPATION.................................................  4
     2.1       Qualification for Participation...............................  4
     2.2       Continuation of Participation.................................  4

SECTION THREE  BENEFITS REQUIREMENTS AND PAYMENTS............................  5
     3.1       Supplemental Retirement Benefits..............................  5
     3.2       Vesting.......................................................  6
     3.3       Forfeitures...................................................  6
     3.4       Optional Forms of Benefit Payments............................  7

SECTION FOUR   GENERAL MATTERS...............................................  8
     4.1       Benefits from General Assets..................................  8
     4.2       No Assignment.................................................  8
     4.3       Administrator of Plan.........................................  9
     4.4       Expenses of Plan..............................................  9
     4.5       Amendment or Termination......................................  9
     4.6       Limitation on Benefits and Payments...........................  9
     4.7       Claims Procedure..............................................  9
     4.8       Limitation on Liability....................................... 10
     4.9       Agent for Service of Process.................................. 11
     4.10      Delivery of Elections to Administrator........................ 11
     4.11      Delivery of Notice to Participants............................ 11
     4.12      No Employment Rights.......................................... 11

SECTION FIVE   CONSTRUCTION OF THE PLAN...................................... 12
     5.1       Construction of the Plan...................................... 12
     5.2       Counterparts.................................................. 12

APPENDIX A     .............................................................. 13
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                                    FOREWORD

Effective as of April 14, 1998, Hosokawa Micron International Inc. adopted the Hosokawa Micron International Inc. Supplemental Executive Retirement Plan (the "Plan") for the benefit of its key executives and those of its Affiliates. The benefits provided under the Plan are intended to constitute a deferred compensation plan for "a select group of management or highly compensated employees" for purposes of the Employee Retirement Income Security Act of 1974.


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                                  SECTION ONE

                                  DEFINITIONS

As used herein, the following terms shall have the following respective meanings, unless a different meaning is required by the context:

1.1 "ACTUARIAL EQUIVALENT" means the present value of a benefit when computed on the basis of the following actuarial assumptions:

     (a)  MORTALITY:   is the 1983 Group Annuity Mortality Table set forth in
                       Internal Revenue Service Revenue Ruling 95-6 (which is a fixed blend of 50% of the male mortality rates and 50% of the female mortality rates of the 83 GAM) or such other mortality table as prescribed by the Secretary of the Treasury under Section 807(d)(5)(A) of the Internal
                       Revenue Code of 1986, as amended;

     (b)   INTEREST:

               (i) for calculating lump sums under Section 3.4(c), is the rate on thirty year U.S. Treasury securities in effect for the second month (November) immediately preceding the first day of the calendar year in which the distribution is made;

               (ii)    for all other purposes, is 7%

1.2 "ADMINISTRATOR" means the Compensation Committee of the Board (or the full Board if there is no such committee). To the extent appropriate, "Administrator" also means the person(s) designated by the Administrator for a particular purpose.

1.3 "AFFILIATE" means the term as defined under the Stock Option Plan.

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1.4 "CAUSE" means the term as defined under the Stock Option Plan.

1.5 "COMPANY" means the Hosokawa Micron International Inc. or any successor by merger, purchase, reorganization or otherwise.

1.6 "COMPENSATION" means the base salary paid by the Company or an Affiliate to a Participant while a Participant, including the amount of any reductions in the Participant's otherwise payable compensation attributable to Internal Revenue Code Sections 125 or 401(k) contributions, and excluding bonuses, commissions, imputed income, reimbursed expenses, severance pay, disability payments, any other contributions or benefits arising in connection with this Plan or in connection with any other employee benefit or welfare plan of the Company or an Affiliate and such other payments as determined by the Administrator under uniform rules applicable to all Employees similarly situated.

1.7 "DISABLED or DISABILITY" means disability within the meaning of the long-term disability plan of the Company or Affiliate which is applicable to the Participant. If the Participant is not so covered, Disability means a medically determinable physical or mental impairment of an Employee which renders him or her incapable of continuing his or her usual and customary employment with the Company and which constitutes a total disability under the Federal Social Security Act.

1.8  "EFFECTIVE DATE" means April 14, 1998.

1.9  "EMPLOYEE" means an employee of the Company or an Affiliate.

1.10 "FINAL AVERAGE COMPENSATION" means the average of a Participant's Compensation


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     received in any 3 consecutive calendar years during the last 10 consecutive full calendar years before a Participant's last day of Service which produce the highest average. If a Participant has less than three consecutive calendar years of Service, Compensation shall be averaged over the Participant's total period of Service.

1.11 "JOINT & ONE-HALF SURVIVOR ANNUITY" means an annuity payable for the life of a Participant with an annuity payable for life continuing after the Participant's death to his or her spouse. The amount continued to the spouse shall be 50% of the amount payable to the Participant.

1.12 "NORMAL RETIREMENT DATE: means the first day of the month following the later of the Participant's attainment of age 65 or termination of employment.

1.13 "PARTICIPANT" means a person described in Section Two.

1.14 "PLAN" means this, the Hosokawa Micron International Inc. Supplemental Executive Retirement Plan, as set forth herein and as may be amended from time to time.

1.15 "SERVICE" means an Employee's period of employment (including periods of employment before the Effective Date) with the Company or an Affiliate, but including employment with an Affiliate only for such period(s) during which it is an Affiliate.

1.16 "STOCK OPTION PLAN" means the Hosokawa Micron International Inc. 1997 Stock Option Plan.



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                                  SECTION TWO

                                 PARTICIPATION



2.1  Qualification for Participation

     Employees become Participants upon designation by the Compensation Committe of the Board ( or the full Board if there is no such committee).

     Participants as of the Effective Date are listed in Appendix A to the Plan. The Administer shall amend Appendix A to reflect subsequent changes to the list.




2.2  Continuation of Participation

     An Employee who has become a Participant shall remain a Participant so long as benefits are payable to or with respect to such Participation under the Plan.


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                                 SECTION THREE

                       BENEFITS REQUIREMENTS AND PAYMENTS

3.1   SUPPLEMENTAL RETIREMENT BENEFITS

      (a)     NORMAL RETIREMENT BENEFIT

              Subject to the provisions of Section 3.2 and 3.3, a Participant shall be eligible to receive a monthly supplemental retirement benefit at the Participant's Normal Retirement Date, payable as a Joint & One-Half Survivor Annuity for a married Participant and payable as a life annuity for an unmarried Participant, equal to 1/12 of the excess, if any, of (i) less (ii) and (iii), reduced further, if applicable, by (b), where:

              (i)    is 48 percent of the Participant's Final Average
                     Compensation;

              (ii) is the Actuarial Equivalent of the annual benefit payable at the Participant's Normal Retirement Date, if any, that the Participant is eligible to receive, whether or not applied for, from any defined benefit pension plan maintained at any time by the Company or an Affiliate; and

              (iii) in the case of supplemental retirement benefits paid by reason of the Participant's Disability, is the amount of the annual disability benefit that the Participant is receiving from any disability plan the benefits of which are provided by the Company or an Affiliate.




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      (b)     EARLY RETIREMENT BENEFIT

              Prior to the Participant's attainment of age 61, he or she may elect commencement of his or her supplemental retirement benefits, if any, on or after attainment of age 62. Such election must be made on such form as prescribed by the Administrator. The Participant's early retirement benefit shall be the Actuarial Equivalent of his or her normal retirement benefit in (a) above.

3.2   VESTING

      (a) Subject to Section 3.3, each Participant shall vest in his or her benefits on the basis of years of Service in accordance with the following schedule:



              COMPLETED YEARS OF SERVICE                      VESTED PERCENTAGE

              Less than 5                                             0%
              5, but less than 6                                     25%
              6, but less than 7                                     30%
              7, but less than 8                                     35%
              8, but less than 9                                     40%
              9, but less than 10                                    45%
              10, but less than 11                                   50%
              11, but less than 12                                   60%
              12, but less than 13                                   70%
              13, but less than 14                                   80%
              14, but less than 15                                   90%
              15 or more                                            100%

      (b) A Participant also shall become 100% vested upon his or her Disability prior to termination of employment.

3.3   FORFEITURES

      (a) Any portion of benefits in which the Participant is not vested upon his or her termination of employment or retirement shall be forfeited.


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      (b)     Notwithstanding the preceding provisions of this Section 3, a
              Participant whose employment is terminated for Cause shall forfeit any benefits to which he or she otherwise is entitled under the Plan.

3.4   OPTIONAL FORMS OF BENEFIT PAYMENTS

      (a)     ELECTIONS

              Each Participant may elect to receive his or her benefits in one of the optional forms specified in (b) below. Such election must be made on such form as is prescribed by the Administrator and, in the case of the lump sum option, must be made prior to the Participant's attainment of age 61 (or, if later, within 60 days after the adoption of the Plan).

      (b)     JOINT & 75% OR JOINT & 100% SURVIVOR ANNUITY OPTION

              For married Participants, an annuity that is the Actuarial Equivalent of the Joint & One-Half Survivor Annuity provided under
              Section 3.1 that is payable for the life of the Participant, with the provision that after the Participant's death his or her spouse shall receive, for life, 75% or 100% (as elected by the Participant) of the amount payable to the Participant.

      (c)     LUMP SUM

              For married and unmarried Participants, a lump sum that is the Actuarial Equivalent of the benefit provided under Section 3.1.


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                                  SECTION FOUR

                                GENERAL MATTERS

4.1      BENEFITS FROM GENERAL ASSETS

         Benefits under the Plan will be paid from the general assets of the Company. In the event that the Company shall decide to establish an advance accrual reserve on its books or establish a "grantor trust" (within the meaning of Sections 671 through 679 of the Internal Revenue
         Code) against the future expense of supplemental retirement benefit payments under this Plan, such reserve or grantor trust shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a part of the general assets of the Company, subject to claims of the Company's creditors.

         The Company shall make no provision for the funding (within the meaning of the Employee Retirement Income Security act of 1974) of any supplemental retirement benefits hereunder.

         Neither a Participant nor any other person (natural or otherwise) shall have any interest in any specific asset of the Company as a result of the Plan.

4.1      NO ASSIGNMENT

         Benefits payable under the Plan will not be subject to assignment, transfer, sale, pledge, encumbrance, alienation or charge by a Participant, spouse, or other person.



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4.3      ADMINISTRATOR OF PLAN

         The Administrator shall be vested with the general administration of the Plan including the exclusive right to interpret the Plan. The decisions, actions and records of the Administrator shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan.

4.4      EXPENSES OF PLAN

         All expenses of the Plan will be paid by the Company.

4.5      AMENDMENT OR TERMINATION

         The Plan may be amended or terminated at any time by the Board of Directors. However, no amendment or termination of the Plan may have a material adverse impact upon the accrued rights of anyone participating in the Plan as of the amendment or termination date, unless he or she consents to such amendments in writing.

4.6      LIMITATION ON BENEFITS AND PAYMENTS

         A person entitled to supplemental retirement benefits pursuant to
         Section 3.1 shall have a claim upon the Company only to the extent of the monthly payments, if any, due up to and including the then current month and shall not have a claim against the Company for any subsequent monthly payment unless and until such payment shall become due and payable.

4.7      CLAIMS PROCEDURE

         In the event that any Participant or other payee claims to be entitled to a benefit under the Plan, and the Administrator determines that such claim should be denied in whole or in part, the Administrator shall, in writing, notify such claimant within 90 days of receipt of such claim that his or her claim has been denied, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such Participant or other payee and shall set forth the pertinent sections of


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         the Plan relied on, and where  appropriate,  an  explanation of how the claimant can obtain review of such denial. Within 60 days after receipt of such notice, such claimant may request, by mailing or delivery of written notice to the Administrator, a review by the Administrator of the decision denying the claim. If the claimant fails to request such a review within such 60 day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Administrator is correct. If such claimant requests a review within such 60 day period, the Participant or other payee shall have 30 days after filing a request for review to submit additional written material in support of the claim. Within 60 days after the later of its receipt of the request for review or the request to submit additional written material, the Administrator shall determine whether such denial of the claim was correct and shall notify such claimant in writing of its determination. If such determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to such claimant, it shall be binding and conclusive unless the claimant notifies the Administrator within 90 days after the mailing or delivery to him or her by the Administrator of its determination, that the
         claimant  intends  to  institute  legal  proceedings   challenging  the
         determination of the Administrator, and actually institutes such legal proceedings within 180 days after such mailing or delivery.

4.8      LIMITATION ON LIABILITY

         The Administrator shall not be liable for any act or omission on its part, excepting only its own willful misconduct or gross negligence or except as otherwise expressly provided by applicable law. To the extent permitted by applicable law, and not otherwise covered by insurance, the Company shall indemnify and save harmless the Administrator against any and all claims, demands, suits or proceedings in connection with the Plan that may be brought by Participants or their beneficiaries, or by any other person, corporation, entity, government or agency thereof; provided, however that such indemnification shall not apply with respect to acts or omissions of willful misconduct or gross negligence. The


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         Administrator,  at the Company's expense,  but not without consultation with the Company and/or the Company's legal counsel, may settle such claim or demand asserted, or suit or proceedings brought, against the Administrator when such settlement appears to be in the best interest of the Company.

4.9      AGENT FOR SERVICE OF PROCESS

         The Administrator or such other person as may from time to time be designated by the Administrator shall be the agent for service of process under the Plan.

4.10     DELIVERY OF ELECTIONS TO ADMINISTRATOR

         All elections, designation, requests, notices, instructions and other communications required or permitted under the Plan form the Company, a Participant, or other person to the Administrator shall be on the form prescribed by the Administrator, shall be mailed by first-class mail or delivered to such address as shall be specified by the Administrator, and shall be deemed to have been given or delivered only upon actual receipt thereof by the Administrator at such location.

4.11     DELIVERY OF NOTICE TO PARTICIPANTS

         All notices, statements, reports and other communications required or permitted under the Plan from the Company or the Administrator to any officer of the Company, Participant, or other person, shall be deemed to have been duly given when delivered to, or when mailed by first-class mail, postage prepaid, and addressed to such person at this address last appearing on the records of the Administrator.

4.12     NO EMPLOYMENT RIGHTS

         The establishment of the Plan shall not be construed as conferring any rights upon any person or Employee for employment or a continuation of employment, nor shall it be construed as limiting in any way the right of the Company or Affiliate to discharge any


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         Employee or to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant under the Plan.

                                  SECTION FIVE
                            CONSTRUCTION OF THE PLAN

5.1      CONSTRUCTION OF THE PLAN

         The provisions of this Plan shall be construed, regulated, and administered according to the laws of the State of New York.

5.2      COUNTERPARTS

         This Plan has been established by the Company in accordance with the resolutions adopted by the Board of Directors and may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counterparts shall constitute one instrument, which may be sufficiently evidenced by any one counterpart.

IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Company, it has caused the same to be signed by its officer duly authorized, and its corporate seal to be affixed this 17 day of April 1998.



ATTEST                                HOSOKAWA MICRON
                                      INTERNATIONAL INC.

-----------------------               By: /s/ Isao Sato
                                         ------------------------------

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                                   APPENDIX A

                       HOSOKAWA MICRON INTERNATIONAL INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


PARTICIPANTS AS OF EFFECTIVE DATE. The following shall be Participants as the Effective Date:


     Mr. Isao Sato
o    ---------------------------
     Mr. William J. Brennan
o    ---------------------------
     Mr. Simon H. Baker
o    ---------------------------
     Mr. Gordon E. Ettie
o    ---------------------------





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